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                                                                       EXHIBIT 2


AGREEMENT OF JOINT FILING

The undersigned hereby agree that this Schedule 13D filed on or about this date as well as all future amendments with respect to the beneficial ownership by the undersigned of the Company's Common Stock shall be filed jointly. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii).


                                         WESTERN GULF PIPELINE PARTNERS, L.P.

Dated: September 17, 2004                By:  PEREGRINE MANAGEMENT, LLC


                                              By:      /s/ Steven A. Webster
                                                 -------------------------------
                                                    Steven A. Webster, President


                                         PEREGRINE MANAGEMENT, LLC


Dated: September 17, 2004                By:      /s/ Steven A. Webster
                                            ------------------------------------
                                               Steven A. Webster, President


Dated: September 17, 2004                       /s/ Steven A. Webster
                                        ----------------------------------------
                                        Steven A. Webster, individually